Skyworks Media Relations:	Skyworks Investor Relations:

Pilar Barrigas (949) 231-3061	Thomas Schiller (949) 231-4700

Skyworks More Than Triples Pro Forma Net Income and EPS for the
Second Fiscal Quarter of 2007 on a Year-Over-Year Basis

Delivers Revenue of $180.2 million and Pro Forma Diluted EPS of $0.10;
Key Program Ramps Generating Growth in Second Half of the Year

WOBURN, Mass., April 25, 2007 – Skyworks Solutions, Inc. (NASDAQ: SWKS), an innovator of high performance analog and mixed signal semiconductors enabling mobile connectivity, today announced second fiscal quarter revenue of $180.2 million, consistent with the guidance provided at the end of the first fiscal quarter, and up five percent when compared to core revenue (i.e., excluding baseband sales) of $172.3 million in the same period a year ago.

On a pro forma basis, second fiscal quarter operating income was $17.6 million, versus $6.7 million in the second fiscal quarter of the prior year, while net income was $16.7 million compared to $4.6 million in the year-ago period, up 263 percent. Pro forma diluted earnings per share for the second fiscal quarter was $0.10, in line with consensus estimates and an increase of 233 percent when compared to $0.03 in the second fiscal quarter of 2006. GAAP operating income for the second fiscal quarter was $13.0 million, a 420 percent improvement over $2.5 million a year ago. GAAP net income and diluted earnings per share for the second fiscal quarter were $12.2 million and $0.08, respectively, versus $0.9 million and $0.01 in the same period in 2006.

“Skyworks’ second fiscal quarter results demonstrate the strength of our new business model and reflect our efforts since exiting the baseband product area two quarters ago. We have since focused exclusively on our core analog and RF businesses and have improved profitability more than three-fold year over year,” said David J. Aldrich, Skyworks’ president and chief executive officer. “Our earnings leverage will become even more evident as we ramp several key, high profile programs over the next several months.”

Second Fiscal Quarter Highlights

•	Raised $200 million via a convertible debt offering at an average interest rate of 1.375 percent

•	Redeemed $130 million of short term 4.75 percent convertible debt

•	Repurchased 4.3 million shares of common stock

•	Expanded Linear Products portfolio with 15 new products, including CMOS switches, high-performance gain blocks and personal area networking solutions targeting broadband, infrastructure, medical, and automotive applications

•	Received production orders for a front-end solution in support of a forthcoming multimedia, music platform

•	Powered several highly popular models with Helios™, including LG’s GPRS Chocolate™ series and Samsung’s ultra slim EDGE Trace™

•	Unveiled Helios™ WEDGE transceiver, the industry’s first single chip all CMOS radio solution that eliminates the need for interstage filters

Business Outlook

“For the third fiscal quarter, we anticipate that several of new product ramps will largely offset the weakness at a top-tier handset OEM and enable us to deliver pro forma diluted earnings per share between $0.08 and $0.11,” said Allan M. Kline, Skyworks’ vice president and chief financial officer.

Estimated pro forma diluted earnings per share excludes approximately $3.2 million of FASB Statement No. 123(R)-related expenses.

Pro forma results, which are a supplement to financial results based on GAAP, exclude certain charges including equity-based compensation, amortization of intangible assets, baseband exit charges, and non-recurring items. The company believes these non-GAAP financial measures provide useful information to both management and investors by excluding certain charges and non-recurring items that may not be indicative of Skyworks’ ongoing operations and economic performance.

Skyworks’ Second Fiscal Quarter 2007 Conference Call

Skyworks will host a conference call with analysts to discuss its second fiscal quarter 2007 results and current business prospects on April 25, 2007, at 5:00 p.m. Eastern Standard Time (EST). To listen to the conference call via the Internet, please visit the Investor Relations section of Skyworks’ Web site. To listen to the conference call via telephone, please call 877.704.5385 (domestic) or 913.312.1303 (international), confirmation code: 6116430.

Playback of the conference call will begin at 9:00 p.m. ET on April 25, and end at 9:00 p.m. ET on May 2, 2007. The replay will be available on Skyworks’ Web site or by calling 888.203.1112 (domestic) or 719.457.0820 (international); pass code: 6116430.

About Skyworks

Skyworks Solutions, Inc. is an innovator of high performance analog and mixed signal semiconductors enabling mobile connectivity. The company’s power amplifiers, front-end modules and direct conversion radios are at the heart of many of today’s leading-edge multimedia handsets. Leveraging core technologies, Skyworks also offers a diverse portfolio of linear products that support automotive, broadband, cellular infrastructure, industrial and medical applications.

Headquartered in Woburn, Mass., Skyworks is worldwide with engineering, manufacturing, sales and service facilities throughout Asia, Europe and North America. For more information, please visit Skyworks’ Web site at: www.skyworksinc.com.

Safe Harbor Statement

This news release includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include information relating to future results and expectations of Skyworks (including certain projections and business trends). Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “believes,” “plans,” “may,” “will,” “continue,” similar expressions, and variations or negatives of these words. All such statements are subject to certain risks and uncertainties that could cause actual results to differ materially and adversely from those projected, and may affect our future operating results, financial position and cash flows.

These risks and uncertainties include, but are not limited to: global economic and market conditions, such as the cyclical nature of the semiconductor industry and the markets addressed by our, and our customers’, products; our ability to develop, manufacture and market innovative products in a highly price competitive and rapidly changing technological environment; fluctuations in our manufacturing yields due to our complex and specialized manufacturing processes; fluctuations in the manufacturing yields of our third party semiconductor foundries and other problems or delays in the fabrication, assembly, testing or delivery of our products; the availability and pricing of third party semiconductor foundry, assembly and test capacity and raw materials; our ability to timely and accurately predict market requirements and evolving industry standards, and to identify opportunities in new markets; losses or curtailments of purchases or payments from key customers, or the timing of customer inventory adjustments; our reliance on a several key customers for a large percentage of our sales; our ability to rapidly develop new products and avoid product obsolescence; our ability to retain, recruit and hire key executives, technical personnel and other employees in the positions and numbers, with the experience and capabilities, and at the compensation levels needed to implement our business and product plans; lengthy product development cycles that impact the timing of new product introductions; the timing, rescheduling or cancellation of significant customer orders and our ability, as well as the ability of our customers, to manage inventory; unfavorable changes in product mix; the quality of our products and any remediation costs; shorter than expected product life cycles; problems or delays that we may face in shifting our products to smaller geometry process technologies and in achieving higher levels of design integration; economic, social and political conditions in the countries in which we, our customers or our suppliers operate, including security and health risks, possible disruptions in transportation networks and fluctuations in foreign currency exchange rates; our ability to continue to grow and maintain an intellectual property portfolio and obtain needed licenses from third parties; and the uncertainties of litigation, including disputes over intellectual property, as well as other risks and uncertainties, including but not limited to those detailed from time to time in our filings with the Securities and Exchange Commission.

These forward-looking statements are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Note to Editors: Skyworks, Skyworks Solutions and Helios are trademarks or registered trademarks of Skyworks Solutions, Inc. or its subsidiaries in the United States and in other countries. All other brands and names listed are trademarks of their respective companies.

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SKYWORKS SOLUTIONS, INC.
UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS

	Three Months Ended		Six Months Ended
	March 30,	March 31,	March 30,	March 31,
	2007	2006	2007	2006
(in thousands, except per share amounts)

Net revenues	$180,210	$185,234	$376,240	$383,559
Cost of goods sold	111,508	115,884	232,222	239,486

Gross profit	68,702	69,350	144,018	144,073

Operating expenses:
Research and development	31,383	40,557	61,795	82,987
Selling, general and administrative	23,750	25,710	47,778	48,963
Restructuring & other charges	—	—	5,473	—
Amortization of intangibles	536	536	1,072	1,072

Total operating expenses	55,669	66,803	116,118	133,022

Operating income	13,033	2,547	27,900	11,051

Interest expense	(4,114)	(4,446)	(7,363)	(8,258)
Other income, net	2,903	2,430	5,058	4,749

Income before income taxes	11,822	531	25,595	7,542
(Credit) provision for income taxes	(375)	(395)	1,361	2,329

Net income	$12,197	$926	$24,234	$5,213

Earnings per share:
Basic	$0.08	$0.01	$0.15	$0.03
Diluted	$0.08	$0.01	$0.15	$0.03
Weighted average shares:
Basic	160,687	159,084	160,935	158,828
Diluted	161,972	159,629	162,125	159,212

SKYWORKS SOLUTIONS, INC.
UNAUDITED RECONCILIATION OF NON-GAAP MEASURES

	Three Months Ended		Six Months Ended
	March 30,	March 31,	March 30,	March 31,
	2007	2006	2007	2006
(in thousands)

GAAP operating income	$13,033	$2,547	$27,900	$11,051
Share-based compensation expense [a]	4,045	3,588	6,071	6,619
Restructuring & other charges [b]	—	—	5,473	1,796
Amortization of intangible assets	536	536	1,072	1,072

Pro forma operating income	$17,614	$6,671	$40,516	$20,538

	Three Months Ended		Six Months Ended

	March 30,	March 31,	March 30,	March 31,
	2007	2006	2007	2006

(in thousands)

GAAP net income	$12,197	$926	$24,234	$5,213
Share-based compensation expense [a]	4,045	3,588	6,071	6,619
Restructuring & other charges [b]	—	—	5,473	1,796
Amortization of intangible assets	536	536	1,072	1,072
Deferred financing expense adjustment [c]	564	572	564	572
Tax adjustments [d]	(670)	(988)	673	179

Pro forma net income	$16,672	$4,634	$38,087	$15,451

	Three Months Ended		Six Months Ended

	March 30,	March 31,	March 30,	March 31,
	2007	2006	2007	2006

(in thousands)

GAAP net income per share, diluted	$0.08	$0.01	$0.15	$0.03
Share-based compensation expense [a]	0.02	0.02	0.04	0.04
Restructuring & other charges [b]	—	—	0.03	0.01
Amortization of intangible assets	—	—	0.01	0.01
Deferred financing expense adjustment [c]	—	0.01	—	0.01
Tax adjustments [d]	—	(0.01)	—	—

Pro forma net income per share, diluted	$0.10	$0.03	$0.23	$0.10

[a] These charges represent expense recognized in accordance with FASB Statement No. 123(R), Share-Based Payment. Approximately $0.3 million, $1.6 million and $2.1 million were included in cost of goods sold, research and development expense and selling, general and administrative expense, respectively, for the three months ended March 30, 2007. Approximately $0.4 million, $2.1 million and $3.6 million were included in cost of goods sold, research and development expense and selling, general and administrative expense, respectively, for the six months ended March 30, 2007.

For the three months ended March 31, 2006, approximately $0.6 million, $1.5 million and $1.5 million were included in cost of goods sold, research and development and selling, general and administrative expense, respectively. For the six months ended March 31, 2006, approximately $0.9 million, $2.9 million and $2.8 million were included in cost of goods sold, research and development and selling, general and administrative expense, respectively.

[b] On October 2, 2006, the Company announced that it was exiting its baseband product area in order to focus on its core business encompassing linear products, power amplifiers, front-end modules and radio solutions. Restructuring and other charges recorded during the first quarter of fiscal 2007 primarily consisted of $1.4 million related to the write-down of technology licenses and design software associated with the baseband product area and $4.1 million related to lease obligations associated with the shut-down of certain locations associated with the baseband product area.

The charges recorded during the first quarter of fiscal 2006 primarily related to a continued reduction in the level of activity with the Company’s cellular baseband product area. Approximately $0.4 million, $1.2 million and $0.2 million were included in cost of goods sold, research and development expense and selling, general and administrative expense, respectively.

[c] The charge recorded during the three months ended March 30, 2007 represents a write-off in deferred financing costs associated with the redemption of $130 million of the Company’s 4.75% convertible subordinated notes.

The charge recorded during the three months ended March 31, 2006 represents a write-off in deferred financing costs associated with the retirement of $50.7 million of the Company’s 4.75% convertible subordinated notes.

[d] During the three months and six months ended March 30, 2007, these non-cash tax adjustments related to the utilization of pre-merger deferred tax assets. During the three months ended March 31, 2006, this adjustment represents the reversal of the non-cash tax charge primarily related to the utilization of pre-merger deferred tax assets recorded in the first quarter of fiscal 2006. During the six months ended March 31, 2006, this adjustment relates to foreign exchange translation associated with the Company’s foreign deferred tax assets.

The above non-GAAP measures are based upon our unaudited consolidated statements of operations for the periods shown. These non-GAAP financial measures are provided to enhance the user’s overall understanding of our current financial performance and our prospects for the future. Specifically, we believe the non-GAAP financial measures provide useful information to both management and investors by excluding certain charges and non-recurring items that we believe are not indicative of our ongoing operations and economic performance. Additionally, since we have historically reported non-GAAP results to the investment community, the inclusion of non-GAAP financial measures provides consistency in our financial reporting. Further, these non-GAAP financial measures are one of the primary presentations of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

SKYWORKS SOLUTIONS, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

	March 30,	Sept. 29,
(in thousands)	2007	2006
Assets
Current assets:
Cash and cash equivalents	$158,749	$143,051
Short-term investments	64,050	28,150
Accounts receivable, net	161,192	158,798
Inventories	76,186	81,529
Prepaid expenses and other current assets	8,004	9,315
Property, plant and equipment, net	148,921	150,383
Goodwill and intangible assets, net	507,230	508,975
Other assets	16,483	10,295

Total assets	$1,140,815	$1,090,496

Liabilities and Equity
Current liabilities:
Credit facility	$40,071	$50,000
Convertible notes	49,335	—
Accounts payable	60,698	73,071
Accrued liabilities and other current liabilities	47,067	52,549
Long-term debt	200,000	179,335
Other long-term liabilities	6,658	6,448
Stockholders’ equity	736,986	729,093

Total liabilities and equity	$1,140,815	$1,090,496